Exhibit 99.1

Moelis & Company Reports First Quarter 2026 Financial Results;

Declares Regular Quarterly Dividend of $0.65 Per Share

•
Record first quarter revenues of $319.8 million, up 4% from the prior year period
•
GAAP net income of $0.48 per share (diluted) for the first quarter of 2026; Adjusted net income of $0.50 per share (diluted) for the first quarter of 2026; GAAP and Adjusted net income includes a $0.11 per share (diluted) tax benefit
•
First quarter 2026 Adjusted pre-tax margin of 15.0% vs. 14.0% in the prior year period
•
Continued to execute on our growth strategy:
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Since our last earnings release, one Managing Director focused on private credit secondaries and one focused on Healthcare have joined the Firm
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Six additional Managing Directors are committed to join throughout the year, including two hires in Capital Markets, two hires in London focused on Chemicals and Sponsors, and two hires in Energy and Private Capital Advisory
•
Strong balance sheet with cash and short-term investments of $353.7 million and no debt
―
Declared regular quarterly dividend of $0.65 per share
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Repurchased 1.9 million shares during the first quarter, including a quarterly record 0.9 million open market repurchases at an average price of $59.78 per share
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Including the dividend declared today, we will have returned $171.4 million to shareholders with respect to the first quarter of 2026

NEW YORK, April 29, 2026 – Moelis & Company (NYSE:MC) today reported financial results for the first quarter ended March 31, 2026. The Firm's first quarter revenues of $319.8 million increased 4% from the prior year period. The Firm reported first quarter GAAP net income of $42.3 million, or $0.48 per share (diluted). On an Adjusted basis, the Firm reported net income of $43.1 million and $0.50 per share (diluted) for the first quarter of 2026, as compared with net income of $54.4 million, or $0.64 per share (diluted), in the prior year period. GAAP and Adjusted net income in the first quarter of 2026 include a net tax benefit of approximately $0.11 per share (diluted) related to the settlement of share-based awards.

"We reported record first quarter revenues and advised our clients on a record level of first quarter announced transaction activity. With our pipeline near all-time highs, our Firm is positioned for continued strong performance. We remain focused on delivering for our clients, investing in our people, and generating long-term value for our shareholders," said Navid Mahmoodzadegan, Chief Executive Officer and Co-Founder.

The Firm’s revenues and net income can fluctuate materially depending on the number, size and timing of completed transactions as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Currently 92% of the operating partnership (Moelis & Company Group LP) is owned by the corporate partner (Moelis & Company) and is subject to corporate U.S. federal and state income tax. The remaining 8% is owned by other partners of Moelis & Company Group LP and is primarily subject to U.S. federal tax at the partner level (certain state, local and foreign income taxes are incurred at the company level). The Adjusted results included herein apply certain adjustments from our GAAP results, including the assumption that 100% of the Firm’s operating result was taxed at our corporate effective tax rate. We believe the Adjusted results, when presented together with comparable GAAP results, are useful to investors to compare our performance across periods and to better understand our operating results. A reconciliation between our GAAP results and our Adjusted results is presented in the Appendix to this press release.

GAAP and Adjusted (non-GAAP) Selected Financial Data (Unaudited)

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended March 31,
($ in thousands except per share data)	2026	2025	Variance	2026	2025	Variance

Revenues	$319,780	$306,593	4%	$319,780	$306,593	4%
Income (loss) before income taxes	46,161	43,053	7%	47,908	43,053	11%
Provision (benefit) for income taxes	3,866	(10,722)	N/M	4,795	(11,386)	N/M
Net income (loss)	42,295	53,775	-21%	43,113	54,439	-21%
Net income (loss) attributable to noncontrolling interests	3,862	3,507	10%	—	—	N/M
Net income (loss) attributable to Moelis & Company	$38,433	$50,268	-24%	$43,113	$54,439	-21%
Diluted earnings (loss) per share	$0.48	$0.64	-25%	$0.50	$0.64	-22%
N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Revenues

We earned revenues of $319.8 million in the first quarter of 2026, as compared with $306.6 million in the prior year period, representing an increase of 4%. The increase in first quarter revenues is primarily attributable to an increase in Private Capital Advisory and M&A revenues, partially offset by declines in Capital Structure Advisory and Capital Markets revenues, as compared with the prior year period.

We continue to execute on our growth strategy. Since our last earnings release, one Managing Director focused on private credit secondaries and one focused on Healthcare have joined the Firm. Six additional Managing Directors are committed to join throughout the year, including two in Capital Markets, two in London focused on Chemicals and Sponsors, and two hires in Energy and Private Capital Advisory.

Expenses

The following tables set forth information relating to the Firm’s operating expenses.

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended March 31,
($ in thousands)	2026	2025	Variance	2026	2025	Variance

Expenses:
Compensation and benefits	$210,415	$211,549	-1%	$210,415	$211,549	-1%
% of revenues	65.8%	69.0%		65.8%	69.0%
Non-compensation expenses	$68,869	$58,132	18%	$67,186	$58,132	16%
% of revenues	21.5%	19.0%		21.0%	19.0%
Total operating expenses	$279,284	$269,681	4%	$277,601	$269,681	3%
% of revenues	87.3%	88.0%		86.8%	88.0%
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Total operating expenses on a GAAP basis were $279.3 million for the first quarter of 2026. On an Adjusted basis, total operating expenses were $277.6 million for the first quarter of 2026, as compared with $269.7 million in the prior year period. The increase in Adjusted operating expenses is attributable to increased non-compensation expenses, as compared with the prior year period.

Compensation and benefits expenses on a GAAP and Adjusted basis were $210.4 million for the first quarter of 2026, as compared with GAAP and Adjusted compensation and benefits expenses of $211.5 million in the prior year period. The marginal decline in compensation and benefits expense during the first quarter of 2026 is attributable to a lower incentive compensation accrual, as compared with the prior year period.

Non-compensation expenses on a GAAP basis were $68.9 million for the first quarter of 2026. On an Adjusted basis, non-compensation expenses were $67.2 million for the first quarter of 2026, as compared with $58.1 million in the prior year period. The increase in non-compensation expenses during the first quarter of 2026 is primarily attributable to an increase in deal-related costs and growth in communications and technology expenses, as compared with the prior year period.

Other Income (Expenses)

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended March 31,
($ in thousands)	2026	2025	Variance	2026	2025	Variance

Other income (expenses)	$5,665	$6,141	-8%	$5,728	$6,141	-7%
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Other income on a GAAP basis was $5.7 million for the first quarter of 2026. On an Adjusted basis, other income was $5.7 million for the first quarter of 2026, as compared with $6.1 million in the prior year period.

Provision for Income Taxes

The corporate partner (Moelis & Company) currently owns 92% of the operating partnership (Moelis & Company Group LP) and is subject to corporate U.S. federal and state income tax on its allocable share of earnings. The remaining 8% of activity is subject to certain state, local and foreign income taxes (including New York City Unincorporated Business Tax), which is accounted for at the partner level through the noncontrolling interests. For Adjusted purposes, we have assumed that 100% of the Firm’s first quarter 2026 operating results were taxed at our corporate effective tax rate of 10.0%. Our tax provision includes a tax benefit related to the settlement of share-based awards of approximately $9.2 million; excluding such benefit, our effective tax rate for the first quarter of 2026 would have been 29.3%.

Capital Management and Balance Sheet

Moelis & Company continues to maintain a strong financial position, and as of March 31, 2026, we held cash and liquid investments of $353.7 million and had no debt on our balance sheet.

The Board of Directors of Moelis & Company declared a regular quarterly dividend of $0.65 per share. The $0.65 per share will be paid on June 18, 2026 to common stockholders of record on May 11, 2026. During the first quarter of 2026, we repurchased a total of 1.9 million shares for $117.3 million, including 1.0 million shares to settle tax liabilities at an average price of $62.83 per share and a quarterly record 0.9 million shares on the open market at an average price of $59.78 per share. Including the dividend declared today, we will have returned $171.4 million of capital to shareholders with respect to the first quarter of 2026.

Earnings Call

We will host a conference call beginning at 5:00pm ET on Wednesday, April 29, 2026, accessible via telephone and the internet. Navid Mahmoodzadegan, Chief Executive Officer and Co-Founder, and Chris Callesano, Chief Financial Officer, will review our first quarter 2026 financial results. Following the review, there will be a question and answer session.

Investors and analysts may participate in the live conference call by dialing 1-888-300-4150 (domestic) or 1-646-970-1530 (international) and using access code 8014191. Please dial in 15 minutes before the conference call begins. The conference call will also be accessible as a listen-only audio webcast through the Investor Relations section of the Moelis & Company website at www.moelis.com.

For those unable to listen to the live broadcast, a replay of the call will be available for one month via telephone starting approximately one hour after the live call ends. The replay can be accessed at 1-800-770-2030 (domestic) or 1-609-800-9909 (international); the conference number is 8014191.

About Moelis & Company

Moelis & Company is a leading global independent investment bank that provides innovative strategic advice and solutions to a diverse client base, including corporations, governments and financial sponsors. The Firm assists its clients in achieving their strategic goals by offering comprehensive integrated financial advisory services across all major industry sectors. Moelis & Company’s experienced professionals advise clients on their most critical decisions, including mergers and acquisitions, recapitalizations and restructurings, capital markets transactions, private fund raisings and secondary transactions and other corporate finance matters. The Firm serves its clients from 23 locations in North and South America, Europe, the Middle East, and Asia-Pacific. For further information, please visit: www.moelis.com.

Forward-Looking Statements

This press release contains forward-looking statements, which reflect the Firm’s current views with respect to, among other things, its operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “target,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are based on certain assumptions and estimates and subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to, those described under "Risk Factors" discussed in our Annual Report on Form 10-K for the year ended December 31, 2025, subsequent reports filed on Form 10-Q and our other filings with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. The Firm undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

The Company prepares its consolidated financial statements using accounting principles generally accepted in the United States (GAAP). From time to time, the Company may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. The Securities and Exchange Commission defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial position, or cash flows that is subject to adjustments that effectively exclude, or include amounts from the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures disclosed by the Company are provided as additional information to analysts, investors and other stakeholders in order to provide them with greater transparency about, or an alternative method for assessing our financial condition, operating results, or capital adequacy. Adjusted results are a non-GAAP financial measure which provide additional information on management’s view of operating results. These measures are not in accordance with, or a substitute for GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Whenever we refer to a non-GAAP financial measure, we will also generally define it or present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.

The Company’s Adjusted revenues may include amounts reflected within other income (expenses) which are considered the equivalent of revenues for compensation. Such adjustments may include gains on founder investments where our employees and the Moelis advisory platform contributed meaningfully to the value creation; or the mark-to-market impact of equity instruments held by the Company that were originally received as payment for our banking services and included in revenues. We believe these adjustments are useful to allow comparability of period-to-period operating performance and compensation levels.

The Company’s Adjusted compensation and benefits expenses may include adjustments reflected within other income (expenses) associated with compensation awards forfeited or returned to the Company by former employees. Management views the credits associated with such forfeitures as an offset to compensation and benefits expenses since the Firm will utilize the forfeited economics to recruit and or retain talent. We believe the netted presentation of forfeiture credits and compensation expenses is useful to allow comparability of period-to-period operating performance.

The Company’s Adjusted non-compensation expenses and other income (expenses) may exclude certain one-time items that reduce the comparability of our operating performance as well as the amounts related to revenues and compensation and benefits expenses discussed above and adjustments to our provision for income taxes discussed below. Such adjustments increase the comparability of our financial performance across reporting periods and versus our peers.

The Company’s Adjusted provision (benefit) for income taxes is adjusted to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rates for the periods presented. Adjusted provision (benefit) for income taxes periodically includes the tax impact related to the settlement of share-based awards, the reclassification of TRA liability adjustments, or adjustments to our deferred tax assets and liabilities that occur in connection with new tax legislation. Such adjustments increase the comparability of our financial performance across reporting periods and versus our peers.

The Company’s Adjusted basic and diluted shares of Class A common stock outstanding is presented for each period as if all outstanding Class A partnership units have been exchanged into Class A common stock. The Adjusted presentation helps analysts, investors, and other stakeholders understand the effect of the Firm’s ownership structure on its results, including the impact of all the Firm’s income becoming subject to corporate-level tax.

Contacts

Investor Contact:	Media Contact:
Matt Tsukroff	Melissa Chiles
Moelis & Company	Moelis & Company
t: + 1 212 883 3800	t: + 1 212 883 3583
m: +1 917 526 2340	press@moelis.com
matthew.tsukroff@moelis.com

Appendix

GAAP Consolidated Statement of Operations (Unaudited)

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information (Unaudited)

Moelis & Company

GAAP Consolidated Statement of Operations

Unaudited

(dollars in thousands, except for share and per share data)

	Three Months Ended March 31,
	2026	2025

Revenues	$319,780	$306,593
Expenses
Compensation and benefits	210,415	211,549
Occupancy	10,420	8,117
Professional fees	6,672	6,914
Communication, technology and information services	15,648	13,321
Travel and related expenses	18,402	17,469
Depreciation and amortization	3,493	2,779
Other expenses	14,234	9,532
Total Expenses	279,284	269,681
Operating income (loss)	40,496	36,912
Other income (expenses)	5,665	6,141
Income (loss) before income taxes	46,161	43,053
Provision (benefit) for income taxes	3,866	(10,722)
Net income (loss)	42,295	53,775
Net income (loss) attributable to noncontrolling interests	3,862	3,507
Net income (loss) attributable to Moelis & Company	$38,433	$50,268
Weighted-average shares of Class A common stock outstanding
Basic	75,438,451	73,870,456
Diluted	79,478,003	78,556,091
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.51	$0.68
Diluted	$0.48	$0.64

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Three Months Ended March 31, 2026
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Non-compensation expenses	$68,869	(1,683)	(a)	$67,186
Other income (expenses)	5,665	63	(b)	5,728
Income (loss) before income taxes	46,161	1,746		47,908
Provision (benefit) for income taxes	3,866	929	(b)(c)	4,795
Net income (loss)	42,295	817		43,113

Net income (loss) attributable to noncontrolling interests	3,862	(3,862)	(d)	—
Net income (loss) attributable to Moelis & Company	$38,433	$4,679		$43,113

Weighted-average shares of Class A common stock outstanding
Basic	75,438,451	6,735,209	(d)	82,173,660
Diluted	79,478,003	6,735,209	(d)	86,213,212
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.51			$0.52
Diluted	$0.48			$0.50

(a)

Reflects an adjustment of $1.7 million related to expenses for new United Kingdom office space under construction as of March 31, 2026. This duplicate expense will cease when the current location is vacated during the second quarter of 2026.

(b)

Tax Receivable Agreement liability adjustments are made to other income (expenses) for GAAP purposes. Any adjustment related to the TRA liability is reclassified to the provision for income tax line and such adjustment for the period was an expense of $0.1 million.

(c)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate of 10.0%. Our tax provision includes a tax benefit related to the settlement of share-based awards of $9.2 million; excluding such discrete benefit, our effective tax rate for the period presented would have been 29.3%. Our Adjusted tax provision excludes the costs related to the adjustment to the TRA liabilities originated from past partnership unit exchanges of $0.1 million.

(d)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Three Months Ended March 31, 2025
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Income (loss) before income taxes	$43,053	—		$43,053
Provision (benefit) for income taxes	(10,722)	(664)	(a)	(11,386)
Net income (loss)	53,775	664		54,439

Net income (loss) attributable to noncontrolling interests	3,507	(3,507)	(b)	—
Net income (loss) attributable to Moelis & Company	$50,268	$4,171		$54,439

Weighted-average shares of Class A common stock outstanding
Basic	73,870,456	6,355,291	(b)	80,225,747
Diluted	78,556,091	6,355,291	(b)	84,911,382
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.68			$0.68
Diluted	$0.64			$0.64

(a)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated. Our tax provision includes a tax benefit related to the settlement of share-based awards of $24.1 million; excluding such discrete benefit, our effective tax rate for the period presented would have been 29.5%.

(b)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.